Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 24, 2015

Date of Report (Date of earliest event reported)

Freestone Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28753	90-0514308
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Republic Center, Suite 1350 325 N. St. Paul St. Dallas, TX 75201

(Address of Principal Executive Offices)

214-880-4870

(Issuer Telephone number)

Check the appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01              Entry into a Material Definitive Agreement

(i)           Stock Purchase Agreement

On June 24, 2015 Freestone Resources, Inc., a Nevada corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Dynamis Energy, LLC, an Idaho limited liability company (“Dynamis”). Under the terms of the Stock Purchase Agreement the Company issued Dynamis five million (5,000,000) shares of the Company’s common stock pursuant to Rule 144 for an aggregate amount of five hundred thousand dollars ($500,000.00) (the “Proceeds). The Company used the Proceeds to acquire one hundred percent (100%) of the issued and outstanding stock of C.C. Crawford Retreading Company, Inc., a Texas corporation (“CTR”). A copy of the Stock Purchase Agreement is filed herewith as Exhibit 10.1 to this Form 8-K Current Report.

(ii)         Warrant Agreement

On June 24, 2015 (the “Issuance Date”) the Company entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement”) with Dynamis. Under the terms and conditions of the Warrant Agreement, Dynamis is entitled to purchase all or any part of five million (5,000,000) shares of fully paid and non-assessable common stock of the Company (the “Warrant”). The exercise price of the Warrant shall be an amount equal to eighty percent (80%) multiplied by the Closing Price (defined below) of the Company’s common stock. The following factors shall be used to determine the Closing Price:

(a)	If the Company’s common stock is traded on a national securities exchange, the Closing Price shall be the average of the closing price of the Company’s common stock for the ten (10) consecutive trading days immediately preceding the exercise of the Warrant; or
(b)	if the Company’s common stock is not traded on a national securities exchange, the Closing Price shall be the average of the closing bid and ask price quoted on the over-the-counter market for the ten (10) consecutive trading days immediately preceding the exercise of the Warrant; or
(c)	if the Company’s common stock is not traded on the over-the-counter market or on a national securities exchange, the Closing Price shall be the fair market value of a share of the Company’s common stock as determined by an independent appraiser in good faith mutually agreeable to Dynamis and the Company.

The term of the Warrant Agreement is twelve (12) months from the Issuance Date. A copy of the Common Stock Purchase Warrant is filed herewith as Exhibit 10.2 to this Form 8-K Current Report.

(iii)         CTR Stock Purchase Agreement

On June 24, 2015 the Company entered into the CTR Stock Purchase Agreement (the “CTR Stock Purchase Agreement”) with Infinity Web Systems, Inc. 401K Profit Sharing Plan, a profit sharing plan (“IWSI”), to purchase one hundred percent (100%) of the common stock of CTR (the “CTR Stock”). Under the terms and conditions of the CTR Stock Purchase Agreement the Company purchased the CTR Stock for one million and five hundred thousand dollars ($1,500,000.00). The Company made an initial payment of five hundred thousand dollars ($500,000.00) to IWSI, and entered into a Promissory Note (the “Promissory Note”) with IWSI for one million dollars ($1,000,000.00). The Promissory Note has a term of three (3) years and an interest rate of twelve percent (12%). A copy of the CTR Stock Purchase Agreement is filed herewith as Exhibit 10.3 to this Form 8-K Current Report.

Item 3.02              Unregistered Sales of Equity Securities

As described in Item 1.01 (i) above, the certificate(s) representing the shares carry a legend that the shares may not be transferred without compliance with the registration requirements of the Securities Act of 1933 or in reliance upon an exemption therefrom.   For each of these transactions, the Company relied upon Section 4(2) of the Securities Act of 1933 as an exemption from the registration requirements of the Act.

2

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

10.1	Stock Purchase Agreement entered into by and among Freestone Resources, Inc. and Dynamis Energy, LLC dated June 24, 2015.

10.2	Common Stock Purchase Warrant entered into by and among Freestone Resources, Inc. and Dynamis Energy, LLC dated June 24, 2015.

10.3	Stock Purchase Agreement entered into by and among Freestone Resources, Inc. and Infinity Web Systems, Inc. 401K Profit Sharing Plan dated June 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTONE RESOURCES, INC.

June 26, 2015	By:	/s/ Clayton Carter
Clayton Carter Chief Executive Officer

3